Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts:

Staples, Inc.

Mark Cautela

(508) 253-3832

mark.cautela@staples.com

Investor Contact:

Staples, Inc.

Scott Tilghman

(508) 253-1487

scott.tilghman@staples.com

Staples, Inc. Announces Early Termination of Hart-Scott-Rodino Waiting Period

FRAMINGHAM, MA, July 27, 2017 — Staples, Inc. (NASDAQ: SPLS or “Staples”) announced that on July 26, 2017 the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to the pending acquisition of Staples by investment funds managed by Sycamore Partners, a leading private equity firm.

The termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the pending acquisition, which remains subject to other customary closing conditions, including Staples’ stockholder approval.

About Staples, Inc.

Staples brings technology and people together in innovative ways to consistently deliver products, services and expertise that elevate and delight customers. Staples is in business with businesses and is passionate about empowering people to become true professionals at work. Headquartered outside of Boston, Mass., Staples, Inc. operates primarily in North America. More information about Staples (NASDAQ: SPLS) is available at www.staples.com.

Additional Information and Where to Find It

This press release may be deemed solicitation material in respect of the proposed acquisition of Staples by Arch Parent Inc. (the “Parent”), an affiliate of investment funds managed by Sycamore Partners Management, L.P. Staples plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. This letter does not constitute a solicitation of any vote or approval. The Proxy Statement will contain important information about the Parent, Staples, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Staples filed preliminary proxy materials with the SEC on July 21, 2017.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Parent and Staples through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Staples by contacting Staples Investor Relations department at investor@staples.com. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at investor.staples.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Staples, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Staples’s stockholders with respect to the transactions contemplated by the merger agreement between the Parent and Staples relating to the proposed acquisition. Information regarding Staples’ directors and executive officers, including their ownership of Staples’ securities, is contained in Staples’ Annual Report on Form 10-K for the year ended January 28, 2017 and its proxy statement dated April 20, 2017, which are filed with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Staples and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the proposed transaction between the Parent and Staples, the expected timetable for completing the transaction, future financial and operating results, future opportunities for the combined company and any other statements about the Parent and Staples managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. Staples’ actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which Staples may not be able to predict and may not be within Staples’ control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Staples’ business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by Staples’ stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on Staples’ business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt Staples’ current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from Staples’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Staples related to the merger agreement or the proposed merger. There are a number of important, additional factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in Staples’ Annual Report on Form 10-K for the year ended January 28, 2017 and its most recent quarterly report filed with the SEC. Staples disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.